UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  August 7, 2017

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On August 7, 2017, General Moly, Inc. (the “Company”) and Amer International Group Co., Ltd. (“Amer”) entered into a Second Amendment (the “Second Amendment”) to the Investment and Securities Purchase Agreement dated April 17, 2015, as amended by the First Amendment dated November 2, 2015 (the “Purchase Agreement”).  The Second Amendment accelerates the closing of Tranche 2 of Amer’s investment under the Purchase Agreement by removing certain conditions to closing related to minimum molybdenum prices and the reissuance of water permits for the Company’s Mt. Hope Project in Nevada.  Under the Second Amendment, Tranche 2 will consist of $6,000,000 of shares of the Company’s common stock, priced at the volume weighted average price for the 30-day period ending August 7, 2017, or $0.41 per share, for a total of 14.6 million common shares.  The Tranche 2 closing is expected to occur on or about September 30, 2017.

The Second Amendment also revises the conditions to the closing of Tranche 3 of Amer’s investment.  The Tranche 3 closing will be conditioned on either 1) the completion by Company and Amer of a mutually agreed acquisition involving more than 10 million shares of the Company’s common stock as consideration; or 2) the reissuance of the Mt. Hope water permits.  Tranche 3 must close by the later of March 31, 2018 or 90 days after the occurrence of one of the foregoing conditions.

Also on August 7, 2017, the Company and Amer entered into a Fourth Amendment (the “Fourth Amendment”) to the Common Stock Purchase Warrant dated November 24, 2015, as amended by the First Amendment to Warrant dated April 17, 2017, the Second Amendment to Warrant dated June 16, 2017 and the Third Amendment to Warrant dated July 16, 2017 (the “Warrant”).  The Fourth Amendment extends the deadline for satisfaction of all conditions to vesting of the Warrant from August 17, 2017 to the third anniversary of the reissuance of the Record of Decision for the Mt. Hope Project.

The foregoing descriptions of the Second Amendment and the Fourth Amendment are qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.3 and 10.8, respectively.

Item 8.01                           Other Items

On August 8, 2017, the Company issued a press release announcing the execution of the Second Amendment and the Fourth Amendment, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                   Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description

10.1

Investment and Securities Purchase Agreement dated April 17, 2015, between General Moly, Inc. and Amer International Group Co., Ltd. (Filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 1, 2015).

10.2

Amendment No. 1 to Investment and Securities Purchase Agreement dated November 2, 2015, between General Moly, Inc. and Amer International Group Co., Ltd. (Filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 1, 2015).

10.3	Amendment No. 2 to Investment and Securities Purchase Agreement dated August 7, 2017, between General Moly, Inc. and Amer International Group Co., Ltd.
10.4

Common Stock Purchase Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated November 24, 2015 (Filed as Exhibit 10.2 to our Current Report on Form 8-K filed on December 1, 2015).

10.5

First Amendment to Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated April 17, 2017 (Filed as Exhibit 10.2 to our Current Report on Form 8-K filed on April 18, 2017).

10.6

Second Amendment to Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated June 16, 2017 (Filed as Exhibit 10.3 to our Current Report on Form 8-K filed on June 20, 2017).

10.7	Third Amendment to Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated July 16, 2017. (Filed as Exhibit 10.4 our Current Report on Form 8-K filed on July 18, 2017).
10.8	Fourth Amendment to Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated August 7, 2017.
99.1	Press Release of General Moly, Inc. dated August 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: August 10, 2017	By:	/s/ Amanda Corrion

Amanda Corrion
Principal Accounting Officer